UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 8, 2019

USA TRUCK, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35740	71-0556971
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

3200 Industrial Park Road
Van Buren, Arkansas		72956
(Address of principal executive offices)		(Zip Code)

479-471-2500
(Registrant’s telephone number, including area code)

N/A
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
◻ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
◻ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
◻ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
◻ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934  (§240.12b-2 of this chapter).
Emerging growth company  ◻
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ◻

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.01 Par Value	USAK	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Item 5.07 Submission of Matters to a Vote of Security Holders
On May 8, 2019, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”).  The following are the proposals voted upon at the Annual Meeting and the final results on the votes of such proposals.  The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on April 4, 2019.

Proposal 1. Election of Class III Directors.  The Board of Directors nominated three nominees to stand for election at the Annual Meeting and each of the nominees was elected to serve a term expiring at the 2022 Annual Meeting by the following vote:

	Votes	Votes	Broker
Nominee	For	Withheld	Non-Vote
Robert A. Peiser	6,347,724	179,782	1,026,021
Robert E. Creager	6,340,065	187,441	1,026,021
Alexander D. Greene	6,351,275	176,231	1,026,021

Proposal 2.  Advisory approval of the Company’s executive compensation.  This proposal was approved by the following vote:

For	Against	Abstain	Broker Non-Vote
6,409,035	116,272	2,199	1,026,021

Proposal 3.  Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2019:

For	Against	Abstain	Broker Non-Vote
7,478,010	70,881	4,636	—

Proposal 4.  Approval of the second amendment to the 2014 Omnibus Incentive Plan:

For	Against	Abstain	Broker Non-Vote
4,384,079	2,140,791	2,636	1,026,021

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	May 14, 2019	/s/ Jason R. Bates
Jason R. Bates
Executive Vice President and Chief Financial Officer